SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 24, 2008 (September 22, 2008)

PHOENIX FOOTWEAR GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31309	15-0327010
(Commission File Number)	(IRS Employer Identification No.)

5840 El Camino Real, Suite 106, Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(760) 602-9688

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 23, 2008, the Board of Directors announced the resignation of Scott Sporrer as the Interim Chief Financial Officer and Secretary of Phoenix Footwear Group, Inc. (the “Company”), effective immediately. Mr. Sporrer will stay on to assist in the transition through October 3, 2008.

On September 22, 2008, the Board of Directors also elected the Company's current Senior Vice President, Operations, Doug Ford, as Chief Financial Officer and Secretary. Mr. Ford, age 42, has served as the Company's Senior Vice President, Operations, since October 2007. Prior to Phoenix Footwear, Mr. Ford was a Principal with XRoads Solutions Group, a financial restructuring and management consulting firm, from 2006 to 2007; a Principal and Regional Director in the Merchandising and Operations Services Practice of Kurt Salmon Associates, a global management consulting firm, from 2004 to 2005; and Chief Operating Officer and Chief Financial Officer of Wenger North America, a consumer product manufacturing company, from 2001 to 2003. In connection with his appointment, Mr. Ford’s annual salary will be adjusted from $330,000 to $375,000. In addition, Mr. Ford is to be granted 100,000 shares of company stock to vest based on achieving certain performance targets as well as be eligible for a bonus of 50-100% of his base salary based on achieving certain performance targets based on Company profitability targets and individual goals and objectives. The performance-based stock awards vest upon the achievement, on or before 12/31/08, of Company annual net revenue and before tax net income goals measured on a twelve month trailing basis. The underlying shares are issued under the Company's Amended and Restated 2001 Long-Term Incentive Plan following the vesting of award. With respect to the bonus, the amount depends on meeting or exceeding one of three target levels: threshold, target or superior. The profitability target is based upon the Company achieving a certain level of earnings per share for the fiscal year. The individual goals and objectives are based upon Mr. Ford's areas of responsibility.

There is no arrangement or understanding between Mr. Ford and any other person, pursuant to which Mr. Ford is to be selected as an officer of the Company that would require disclosure under Item 401(b) of Regulation S-K. Additionally, there is no family relationship between Mr. Ford and any other person that would require disclosure under Item 401(d) of Regulation S-K. Mr. Ford is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release issued September 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX FOOTWEAR GROUP, INC.

Date: September 24, 2008	By:	/s/ Cathy B. Taylor
	Name:	Cathy B. Taylor
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued September 23, 2008